Exhibit 10.7

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (“Consent”) is made and entered into as of the 30 day of May, 2005 (the “Effective Date”), by and among COLONNADE DEVELOPMENT LLC, a Delaware limited liability company (“Landlord”), SALIX PHARMACEUTICALS, INC., a California corporation (“Tenant”) and VOYAGER PHARMACEUTICAL CORP., a Delaware corporation (“Subtenant”).

WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated June 30, 2000, as amended by a First Amendment to Lease dated September 9, 2004 and as partially assigned by that Assignment and Assumption of First Amendment to Lease dated September 9, 2004 (collectively, the “Lease”), whereby Landlord has leased to Tenant and Tenant has leased from Landlord approximately 26,363 rentable square feet on the fifth (5th) floor of the building commonly known as The Colonnade - Building One located in Raleigh, North Carolina (the “Building”) (the “Premises”).

AND, WHEREAS, Tenant has requested Landlord’s consent to the Sublease attached hereto as Exhibit A (the “Sublease”), pursuant to which Subtenant shall sublease from Tenant, and Tenant shall sublease to Subtenant, the Subleased Premises as defined in the Sublease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Consent. Landlord does hereby consent to the Sublease, subject to the conditions contained herein.

2. Tenant Liability. Landlord’s consent herein is expressly conditioned upon the payment of all rent and other charges, and the performance of all other obligations, in the Lease by the Tenant. This Consent shall in no way constitute a waiver or release of Tenant from its liabilities and responsibilities under the Lease. Tenant hereby agrees that, notwithstanding the terms of the Sublease, Tenant shall remain principally liable and responsible for all liabilities and responsibilities of Tenant under the Lease.

3. Subtenant’s Obligations. Subtenant hereby acknowledges and agrees to observe, comply with and perform all terms, conditions and covenants of the Lease, to perform all obligations of any kind whatsoever as and when the same are due to be performed by Tenant pursuant to the terms of the Lease, and to be subject to all of the Landlord’s rights thereunder during the entire term of the Lease. To the extent anything contained in the Sublease is in conflict or inconsistent with the terms of the Lease, or appears to enhance or diminish the rights and obligations of Landlord under the Lease, the terms of the Lease shall govern and control. To the extent anything contained in the Lease and/or Sublease is in conflict or inconsistent with the terms of this Consent, the terms of the Consent shall govern and control. Notwithstanding anything to the contrary contained in the Sublease, Subtenant shall not act in any manner that is inconsistent with the terms of the Lease.

4. No Further Transfer or Renewal. This Consent shall not be deemed to be an authorization for or consent to any further or other assignment, subletting or other agreement relating to the use or occupancy of the Premises and it shall not be deemed to allow a renewal under the Sublease without Landlord’s consent. Subtenant agrees that it will not assign or encumber, or permit to be encumbered, its rights or interests under the Sublease, or sublet the whole or any part of the Subleased Premises, nor extend the term under the Sublease, without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole and absolute discretion.

5. No Representations or Modifications. Landlord joins in this Consent solely to grant its consent and, by doing so, Landlord does not thereby make any representations or warranties. Further, nothing contained in the Sublease or this Consent shall be construed as modifying, waiving or affecting any of the provisions, covenants and conditions or any of the Landlord’s rights or remedies under the Lease other than as specifically set forth herein.

6. No Alterations. No alterations, additions, or physical changes shall be made in the Subleased Premises without Landlord’s prior written consent in each instance, which shall be granted or withheld pursuant to the terms of the Lease.

7. Subtenant Default. Any breach or violation of any provisions of the Lease by Subtenant (whether by act or omission) shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision and, in such event, Landlord shall have all the rights, powers and remedies provided in the Lease or at law or in equity with respect to defaults. In the event of a default by Subtenant under the Lease Landlord shall provide Tenant with notice of such default and after notice of such default Tenant shall have the opportunity, during the applicable time period established in the Lease, to cure such default.

8. Subtenant Holdover. Notwithstanding anything in this Consent or the Sublease to the contrary, if Subtenant shall continue in possession of any portion of the Subleased Premises after the expiration or earlier termination of the term of the Lease, Tenant shall be primarily liable for any and all costs, expenses, claims, damages and liabilities incurred by Landlord in connection therewith, and Landlord shall be entitled to pursue all rights and remedies granted to it under the Lease and the Sublease at law or equity. In addition, upon the occurrence of any such holdover, Tenant shall vigorously pursue against Subtenant all rights and remedies available to it under the Sublease at law or in equity in order to remedy such holdover.

9. Right of First Offer.

(a)	So long as Tenant and Subtenant are both not in default under the Lease or the Sublease, Landlord will recognize Tenant’s Right of First Offer contained in Paragraph 6 of the Special Provisions of the Lease subject to the provisions of this Section 9.

(b)	Rent for any Right of First Offer space shall be the then-current market rate for space in the Building.

(c)	In the event Tenant exercises a Right of First Offer granted under the Lease Landlord will not unreasonably withhold its consent to Tenant’s request to further sublease or assign such space to Subtenant. In the event of an assignment, Tenant shall be released from any obligations under the Lease with respect to the Right of First Offer space.

10. Notices. Any notices required or permitted hereunder shall be deemed to have been received either (i) when delivered by hand, or (ii) on the first business day following the date delivered to Federal Express or another reputable over-night courier for next day delivery, addressed, if to Landlord or Tenant, to the addresses for notices stated in the Lease, and if to Subtenant, to the address stated in the lease between Subtenant and Landlord for other space in the Building. Refusal to accept delivery of any notice shall be deemed receipt hereunder.

11. No Amendment. Notwithstanding anything to the contrary contained in the Lease and/or the Sublease, Tenant and Subtenant shall not, without the prior written consent of Landlord in each instance, execute any amendment to or modification or extension of the Sublease, and any amendment or modification entered into without such consent shall be void and of no force or effect.

12. No Modification. This Consent constitutes the entire agreement of the parties hereto with respect to the matters stated herein. This Consent may not be altered, amended, modified or changed orally, but only by an agreement in writing signed by all of the parties hereto.

13. Consent Fee. This Consent is conditioned upon Tenant’s payment to Landlord of the review fee in accordance with the Lease in the amount of One Thousand and No/100 Dollars ($1,000.00).

14. Captions. Captions are inserted for convenience only and shall not affect the construction hereof.

15. Counterparts. This Consent may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one agreement.

16. Choice of Law. This Consent shall for all purposes be construed in accordance with and governed by the laws of North Carolina applicable to agreements made and to be performed wholly therein.

17. Brokers. Tenant and Subtenant agree to indemnify and hold Landlord harmless from and against any claims or causes of action for a commission or other form of compensation arising from the Sublease or the Lease. The provisions of this Paragraph 17 shall survive the termination of the Lease and any renewal thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Consent to be duly executed on the date first above written.

LANDLORD:	COLONNADE DEVELOPMENT LLC,
a Delaware limited liability company

	By:	G&I Colonnade LLC, a Delaware limited liability company, its managing member

		By:	G&I Investment Colonnade, LLC, a Delaware limited liability company, its managing member

			By:	G&I Investment Colonnade Corporation, a Delaware corporation, its managing member

				By:	Illegible
Vice President

TENANT:
SALIX PHARMACEUTICALS, INC.,
a California corporation

	By:	/s/ Bradley D. Bainbridge
	Name:	Bradley D. Bainbridge
	Title:	VP, Commercial Ops

SUBTENANT:
VOYAGER PHARMACEUTICAL CORP.,
a Delaware corporation

	By:	/s/ David J. Corcoran
	Name:	David J. Corcoran
	Title:	Exec. VP

Attachments

Exhibit A -Sublease

STATE OF NORTH CAROLINA

SUBLEASE AGREEMENT

COUNTY OF WAKE

THIS AGREEMENT OF SUBLEASE (the “Sublease”) made as of this 30 day of April, 2005, by and between Salix Pharmaceuticals, Inc. a California corporation (“Salix”)(hereinafter referred to as Sublessor) and Voyager Pharmaceuticals, Inc. a Delaware corporation having a principal place of business and mailing address of 8501 Colonnade Drive, Suite 500, Raleigh, NC 27615 (hereinafter referred to as Sublessee).

WITNESSETH:

WHEREAS, on June 30, 2000, Salix, as Lessee, entered into a Lease, as amended and partially assigned by that Assignment and Assumption of First Amendment to Lease dated September 9, 2004 (which lease is hereinafter referred to as the “Master Lease”) with Colonnade Development, LLC as Lessor, having an office at 150 Fayetteville Street Mall, Suite 1300, Raleigh, NC 27601, (hereinafter referred to as the “Master Lessor”), which lease concerns approximately 26,363 square feet of rentable space in the building known as Colonnade I, 8501 Colonnade Drive, Raleigh, NC 27615 (the “Premises”); and,

WHEREAS, Sublessee desires to sublease the entire Premises from Sublessor, and Sublessor desires to sublease the Premises to Sublessee.

NOW, THEREFORE, in consideration of the rents and covenants hereinafter set forth to be paid and performed by Sublessee, Sublessor does hereby demise, lease and let unto Sublessee, and the Sublessee does hereby lease and take from Sublessor upon the terms and conditions hereinafter set forth the following described Subleased Premises:

Approximately 26,363 square feet as shown on the sketch attached hereto as Exhibit A and incorporated herein by reference.

1. RELATIONSHIP TO MASTER LEASE. The Sublease and all its terms, covenants and provisions are and each of them is subject and subordinate to (i) the Master Lease (a copy of which is attached hereto as Exhibit B and made a part hereof by reference) under which Sublessor is in control of the Subleased Premises; (ii) the rights as contained in the Master Lease of the owner or owners of the Premises and/or the land and building of which the Subleased Premises are a part; (iii) all rights of Master Lessor as contained in the Master Lease; and (iv) to any and all mortgages or encumbrances now or hereafter affecting the Subleased Premises to which the Master Lease would be subordinated. Sublessee expressly agrees that, if Sublessor’s tenancy, control or right to possession shall terminate by expiration or any other cause not due to the fault of Sublessor, this Sublease shall thereupon immediately cease and terminate and Sublessee shall give immediate possession to Sublessor; provided however, that the liability of the Sublessee to the Sublessor or the liability of the Sublessor to the Sublessee for termination caused by the applicable party’s default under this Sublease shall not be discharged by reason of such termination.

2. PERFORMANCE OF MASTER LEASE TERMS. With respect to the Subleased Premises, Sublessee shall receive all benefits which accrue to Sublessor under the Master Lease as it relates to the Subleased Premises. Sublessee hereby expressly, and without condition or reservation, agrees to assume the obligation for performance of all Sublessor’s responsibilities under the Master Lease with respect to the Subleased Premises and, during the term hereof, to be subject to and bound by, and to faithfully and punctually perform and comply with all of the covenants, conditions, stipulations, restrictions and agreements contained therein except as expressly excluded herein. Sublessee hereby agrees to indemnify and hold harmless Sublessor from and against any loss, claim, damage, expense or injury (including reasonable attorney’s fees and court costs) which Sublessor may incur as a result of Sublessee’s failure to perform such obligations on behalf of Sublessor. Sublessor covenants and agrees that if and so long as the Sublessee shall pay the Base Rent required of Sublessor to be paid under the Master Lease, and fully, faithfully and punctually observes the covenants and conditions hereof, Sublessee shall quietly enjoy the Subleased Premises, subject, however, to the terms of this Sublease and the Master Lease.

3. TERM. The term of this Sublease shall commence on the earlier of (i) the date Sublessee occupies the Subleased Premises or (ii) July 1, 2005 (“Commencement Date”) and expire on December 31, 2006. In addition, Sublessee shall have the option to renew the term of this Sublease, at the then fair market value, for one (1) renewal term commencing on January 1, 2007 and expiring on March 31, 2011 by providing, no later than April 1, 2006, written notice to Sublessor of its intention to exercise the option.

4. RENT. During each month of the term of this Sublease, Sublessee covenants to pay Sublessor as Base Rent the scheduled Base Rent due by Sublessor under Master Lease.

In addition to Base Rent, Sublessee shall pay its proportionate share of real estate taxes and operating expenses and any other charges passed through to Sublessor under the Master Lease (all, collectively, “Additional Rent”) together with any other charges and payments required of Sublessee hereunder. Sublessee shall pay Sublessor the Base Rent and Additional Rent (collectively, “Rent”), without offset or deduction, prior notice or demand, in advance on the first day of each calendar month of the term hereof. If the Commencement Date is a day other than the first day of a month, Rent for the month in which the Commencement Date occurs shall be prorated. Rent shall be paid to Sublessor at 1700 Perimeter Park, Morrisville, NC 27560. Where permitted by applicable law, if any payment of Rent is not paid when due, Sublessee shall pay the Sublessor upon demand, as a late charge, an amount equal to five percent (5%) of each Rent installment, or any part thereof, which is overdue for more than ten (10) days.

5. USE. Sublessee shall use the Subleased Premises for general office use only and at all times in compliance with the Master Lease.

6. CONDITION OF PREMISES. SUBLESSEE (i) ACCEPTS THE SUBLEASED PREMISES IN THEIR “AS IS” CONDITION ON THE COMMENCEMENT DATE HEREOF, (ii) ACKNOWLEDGES THAT SUBLESSOR HAS MADE AND MAKES NO

REPRESENTATIONS OR WARRANTIES CONCERNING THE CONDITION OF THE SUBLEASED PREMISES OR THEIR FITNESS FOR THE USE INTENDED BY SUBLESSEE, AND (iii) AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW THE SUBLESSEE WAIVES ANY CLAIM IT HAS, MAY HAVE, OR OUGHT TO HAVE AGAINST THE SUBLESSOR, BASED ON OR ARISING OUT OF THE CONDITION OF THE SUBLEASED PREMISES. Sublessee shall, at all times during the term hereof, keep and maintain the Subleased Premises in good condition and repair as required by the Master Lease, provided the Sublessee has no obligation to repair or restore the Subleased Premises to a better state of condition or repair than as of the Commencement Date. Notwithstanding the foregoing, prior to Sublessee’s occupancy, Sublessor agrees to perform certain touch-up painting and to shampoo the carpets in the Subleased Premises for Sublessee.

7. INSURANCE AND INDEMNIFICATIONS. At all times during the term of this Sublease, Sublessee shall, at Sublessee’s expense, keep in effect (i) a policy of Comprehensive General Liability insurance with a company and in amounts as required under the Master Lease, which policy shall name Sublessor and Master Lessor as additional insureds; (ii) a policy of Workers’ Compensation insurance in at least the statutory amounts; and (iii) insurance covering loss to Sublessee’s personal property by fire or other casualty in accordance with the provisions of the Master Lease. Sublessee shall indemnify, defend and hold harmless the Sublessor from and against any loss, claim, damage, expense or injury to persons or property caused by or arising out of (i) use and occupancy by Sublessee, its agents, employees, contractors, licensees, or invitees, of the Subleased Premises; (ii) Sublessee’s default in the performance of its obligations hereunder or under the terms of the Master Lease; or (iii) any negligent or intentional act or omission by Sublessee, its agents, employees, contractors, licensees or invitees.

8. SURRENDER. At the expiration or earlier termination of this Sublease, Sublessee shall surrender the Subleased Premises to Sublessor in broom clean condition in the same condition as on the Commencement Date hereof, ordinary wear and tear excepted. Sublessee warrants and covenants that it will pay the full cost of any repairs or maintenance necessary to restore the Subleased Premises to the same condition as on the Commencement Date hereof, ordinary wear and tear excepted.

9. ASSIGNMENT AND SUBLETTING. Sublessee may not assign this Sublease or further sublet all or any part of the Subleased Premises without the prior written consent of Sublessor and Master Lessor, which consent, as from Sublessor, shall not be unreasonably withheld or delayed. A change in control of Sublessee shall be an assignment hereunder.

10. DEFAULT. If Sublessee shall default (i) in the payment of Rent as required hereunder, when and as due, or (ii) if Sublessee shall default in the performance of any of the other terms, covenants and conditions of this Sublease which remain uncured for fifteen (15) days after written notice, or (iii) if any act or omission of Sublessee would be a default under the Master Lease were Sublessee the tenant thereunder, then Sublessor may (aa) avail itself of any remedy available to the Master Lessor under the Master Lease; (bb) avail itself of any statutory remedy provided by the laws of the state in which the Subleased Premises are situated; (cc) re-enter, retake and repossess the Premises with or without notice or summary process; and/or (dd) terminate this Sublease.

11. ACCESS. Sublessor shall be permitted access to the Subleased Premises at all reasonable times upon reasonable advance notice, or at any time in case of emergency, to inspect the Subleased Premises or to show the Subleased Premises to other potential subtenants. Sublessor shall attempt to conduct all of its activities permitted under this Paragraph in a manner which will not unreasonably inconvenience, annoy or disturb the Sublessee in its use and occupancy of the Subleased Premises.

12. NOTICE. Any notice required or permitted to be sent pursuant to this Sublease shall be sent by facsimile or certified mail, return receipt requested, postage prepaid to the parties at the following addresses or facsimile numbers and to such other addresses or facsimile numbers as they shall from time to time indicate:

Sublessee:	Sublessor:

Voyager Pharmaceuticals, Inc.	Salix Pharmaceuticals, Inc.
805 Colonnade Dr., Suite 501	1700 Perimeter Park Morrisville, NC 27560
Raleigh, NC 27615	Phone #: (919) 862-1000
Phone #: (919) 846-4880	Fax #: (919) 862-1095
Fax #: (919) 846-4881	Attn: Adam C. Derbyshire
Attn: Tim Creech

13. SUBLESSOR RELEASED FROM LIABILITY IN CERTAIN EVENTS. Sublessor shall not be responsible to Sublessee, at any time or in any event, for deterioration or change in the condition of the Subleased Premises not caused by Sublessor’s gross negligence or willful misconduct. Sublessor shall also not be responsible for any damage to Sublessee’s property contained therein, including injury to persons whether caused by riot or civil commotion, fire or earthquake damage, or overflow or leakage upon or into the Subleased Premises, of water, steam, gas or electricity, or by any breakage in pipes or plumbing, or breakage, leakage or obstruction of sewer pipes or other damage occasioned by water being upon or coming through the roof, skylight, trapdoors, walls, basement or otherwise, nor for failure of the heating (steam) plant, nor for loss of property by theft or otherwise, nor for any damage arising from any act or neglect of any co-tenant or other occupant of the Subleased Premises, or for that of any owner or occupants of adjoining or contiguous property unless said damage, loss or injury results from the gross negligence or willful misconduct of Sublessor or its agents, employees or contractors.

14. CONSENT OF MASTER LESSOR; SUBLESSOR. This Sublease is subject to and conditioned upon the consent of the Master Lessor. Sublessor will exercise the Right of First Offer under the Master Lease as and when Sublessee shall request it so long as Sublessor shall be released from any obligation under the Master Lease with respect to such space.

15. ENTIRE AGREEMENT. This Sublease (including the provisions of the Master Lease incorporated herein by reference) contains the entire agreement between the parties and any agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such agreement is in writing and signed by the parties hereto.

16. SUBLESSEE’S REPRESENTATIONS AND WARRANTIES. Sublessee represents and warrants that (i) Sublessee is a corporation existing and in good standing under the laws of the State of Delaware, and Sublessee is duly authorized to enter into this Sublease; (ii) the officer executing this Sublease on behalf of Sublessee is duly authorized to do so and to bind the Sublessee hereto; and (iii) Sublessee shall provide Sublessor, upon request, with financial information on Sublessee and any guarantor of Sublessee’s obligation hereunder reasonably satisfactory to Sublessor.

17. MISCELLANEOUS.

a. If any term, covenant or condition of this Sublease or the application thereof to any circumstances or to any person, corporation or other entity shall be invalid or unenforceable to any extent, the remaining terms, covenants and conditions of this Sublease shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

b. The paragraph headings contained in this Sublease have been included for convenience only and shall not be used in the construction or interpretation of this Sublease.

c. This Sublease shall be governed by and construed in accordance with the laws of the State of North Carolina.

18. ATTORNEYS’ FEES. In the event that any action or proceeding shall be brought by any party hereto against the other with respect to any matter arising under this Sublease, the prevailing party shall be entitled to recover from the other costs of suit and reasonable attorney’s fees actually incurred.

19. SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

20. HOLDOVER. Sublessee shall not be permitted to hold over after the expiration or earlier termination of the Master Lease, and Sublessee shall indemnify Sublessor from and against any loss, cost or damage resulting therefrom.

21. BROKERAGE. Sublessee represents and warrants that it has dealt with no real estate broker other than Mike Morgan of Corporate Realty Advisors or agent and Sublessor warrants that it has dealt with no real estate broker or agent other than John Stubbs and Austin Koon of Corporate Realty Advisors with respect to this transaction. Each party shall indemnify and hold harmless the other from and against all claims of any other broker or agent claiming to have represented Sublessee or Sublessor as the case may be in this matter. Sublessor shall pay any fee or commission due the brokers so identified herein in accordance with the terms of a separate agreement.

22. PERSONAL PROPERTY. Sublessor agrees to leave in the Subleased Premises the following items of personal property at no charge to Sublessee:

a. (1) phone rack (4-19” pieces)

b. (1) APC computer rack

c. (1) refrigerator and all kitchen appliances in break room and conference room (not including the plasma television or rented drink coolers)

d. (5) kitchen tables

e. (20) chairs for kitchen tables

f. Numerous nameplates for offices

g. (5) swivel cabinets located in the NDA room

In consideration of this Sublease, Sublessee hereby grants and conveys title to such personal property to Sublessee “as is, where is,” with all faults and with no warranties.

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease effective as of the later date below on which the Sublease is executed by both parties.

SUBLESSOR:		SUBLESSEE:

Salix Pharmaceuticals, Inc.		Voyager Pharmaceuticals, Inc.

By:	/s/ Bradley D. Bainbridge	By:	/s/ David J. Corcoran
Name:	Bradley D. Bainbridge	Name:	David J. Corcoran
Title:	VP Commercial Ops	Title:	Exec VP
Date:	5/4/04	Date:	5-03-05

By executing below, Master Lessor hereby agrees and consents to the terms of this Sublease.

MASTER LESSOR:

By:

Name:

Title:

Date:

STATE OF New York

COUNTY OF New York

I, Susan Fottorusso, a Notary Public of said County and State, certify that David Luski personally came before me this day and acknowledged that he is VP (title) of G&I Investment Colonnade Corporation, a Delaware corporation, the managing member of G&I Investment Colonnade, LLC, a Delaware limited liability company, the managing member of G&I Colonnade LLC, a Delaware limited liability company, the managing member of Colonnade Development LLC, a Delaware limited liability company, the Landlord, and that he, as VP (title), being authorized to do so, executed the foregoing on behalf of the corporation.

Witness my hand and official seal, this the 2nd day of August, 2001.

/s/ Susan Fottorusso
Notary Public

My commission expires: 03/08/05

(SEAL-STAMP)

STATE OF NC

COUNTY OF Wake

I, Michelle B. Simpson, a Notary Public of said County and State, certify that Robert Ruscher personally came before me this day and acknowledged that he is President (title) of Salix Pharmaceuticals, Inc., and that he, as President (title), being authorized to do so, executed the foregoing on behalf of the corporation.

Witness my hand and official seal, this the 12th day of June, 2001.

/s/ Michelle B. Simpson
Notary Public

My commission expires: 11-9-2002

(SEAL-STAMP)

Yellow probate sheet is a vital part of your recorded document.

Please retain with original document and submit for rerecording.

Wake County Register of Deeds

Laura M. Riddick

Register of Deeds

North Carolina-Wake County

The foregoing certificates of	Michelle B. Simpson

Susan Fottorusso

Notary(ies) Public is (are) certified to be correct. This instrument and this certificate are duly registered at the date and time and in the book and page shown on the first page hereof.

Laura M. Riddick, Register of Deeds

By:	/s/ Frederick C. Bayman
Assistant/Deputy Register of Deeds

This Customer Group 1 # of Time Stamps Needed	This Document 5 New Time Stamp # of Pages

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